Exhibit 10.01

Company Contacts:	Jeffrey Hall
Chief Financial Officer
(408) 875-6800
Jeff.hall@kla-tencor.com

Kyra Whitten (Media)
Sr. Director, Corporate Communications
(408) 875-7819
Kyra.whitten@kla-tencor.com
FOR IMMEDIATE RELEASE
KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR
THIRD QUARTER FISCAL YEAR 2007
SAN JOSE, Calif., February 2, 2007—KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its Board of Directors has declared a quarterly cash dividend of $.12 per share on its common stock payable on March 1, 2007 to KLA-Tencor stockholders of record on February 15, 2007.
About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com
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